UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

CORTLAND BANCORP
(Exact name of registrant as specified in its charter)

Ohio	000-13814	34-1451118
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

194 West Main Street, Cortland, Ohio	44410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	The Board of Directors of Cortland Bancorp (the “Company”) and The Cortland Savings and Banking Company the Company appointed, effective May 18, 2010, Joseph E Koch to their respective Boards of Directors of Cortland Bancorp and The Cortland Savings and Banking Company. Mr. Koch was appointed to fill a newly created vacancy will serve in the class of directors whose terms will expire in 2012. Mr. Koch’s appointment brings the total number of directors to eleven (11), the maximum allowed at the Company. There are no arrangements or understandings pursuant to which Mr. Koch was elected as a director of the Company. No determination has been made as of the date hereof to which committees of the Company’s Board of Directors Mr. Koch will be appointed.

A press release announcing the appointment of Mr. Koch, was issued on May 24, 2010 and is attached here to as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release dated May 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cortland Savings and Banking Company

May 24, 2010

By: /s/ James M. Gasior
Name: James M. Gasior
Title: President and Chief Executive Officer